UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2015

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Douglas K. Thede

As previously disclosed, (i) in August 2015, Phong Le succeeded Douglas K. Thede as Senior Executive Vice President & Chief Financial Officer of MicroStrategy Incorporated (the “Company”), with Mr. Thede continuing to serve as the Company’s principal accounting officer until Mr. Thede’s departure from the Company, and (ii) in October 2015, Mr. Thede informed the Company that he intended to depart the Company shortly following the filing of the Company’s Form 10-Q for the third quarter of 2015 (the “10-Q for the Third Quarter”).

The Company filed its 10-Q for the Third Quarter on October 29, 2015, and Mr. Thede departed the Company on October 29, 2015 following such filing. Effective upon Mr. Thede’s departure, Mr. Le assumed the role of the Company’s principal accounting officer.

Cash Bonus Award to Chief Technology Officer

On November 3, 2015, the Chief Executive Officer of the Company determined a cash bonus award to Timothy E. Lang, the Company’s Senior Executive Vice President & Chief Technology Officer, in the amount of $150,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2015	MicroStrategy Incorporated
(Registrant)

	By:	/s/ Phong Le
	Name:	Phong Le
	Title:	Senior Executive Vice President & Chief Financial Officer